December 1, 2002                                                  EXHIBIT 10(g)

Mr. Raymond J. Smith
34 Riverview Terrace
Smithtown, NY 11787

Dear Mr. Smith:

The purpose of this letter is to confirm your continuing employment with Lakeland Industries Inc. on the following terms and conditions:

1. THE PARTIES
   -----------
This is an agreement between Raymond J. Smith residing at 34 Riverview Terrace, Smithtown, New York 11787 (hereinafter referred to as "you") and Lakeland Industries, Inc., a Delaware corporation, with principal place of business located at 711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410 (hereinafter the Company).

2. TERM; RENEWAL
   -------------
The term of the agreement shall be for a 3 year period from February 1, 2003 through and including January 31, 2005 which term shall be automatically renewed for a maximum of 2 successive annual periods unless either party notifies the other 120 days prior to the expiration of the original term or renewal thereof, that the agreement will not be renewed.

3. CAPACITY
   --------
You shall be employed in the capacity of President of Lakeland Industries, Inc. and such other senior executive title or titles as may from time to time be determined by the Board of Directors of the Company. You shall be nominated for election to serve as a member of the Board of Directors of the Company, so long as this agreement shall remain in effect. You shall be directly responsible to the Board of the Directors of the Company.

You agree to devote your full time and attention and best efforts to the faithful and diligent performance of your duties to the Company and shall serve and further the best interests and enhance the reputation of the company to the best of your ability. You shall be the Chief Operating and Administrative Officer of the Company. All employees of the Company shall report or be ultimately responsible to you.


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4. COMPENSARTION
   -------------

As full compensation for your services you shall receive following from the
Company:

     (a) A base annual salary of $276,000 year payable bi-weekly (the "Base Salary"); and

     (b) Payments, compensation, and reimbursements equal to such payments, compensation and reimbursements as are paid to the members of the Board of Directors from time to time; and

     (c) Participation when eligible in any of the Company's Pension, profit Sharing Plans, medical and disability plans, stock appreciation rights plan or stock option plans and ESOP. 401(K) plans when any such plans become effective; and

     (d) A group term life policy insuring your life, the beneficiary of whom shall be designated by you, with a face amount of no less than $1,000,000.00, provided you meet the insurance company's reasonable medical qualifications; and

     (e) Such other benefits as are provided from time to time by the Company to its officers and employees; provided however that your vacation shall be for a period of no less than 5 weeks; and

     (f) The use of an appropriate new luxury automobile furnished by the Company on a bi-annual basis, or an automobile allowance to be paid to you in an amount sufficient to pay for the lease of such an automobile; and

     (g) Reimbursement for any dues and expenses incurred by you that are necessary and proper in the conduct of the Company's business; and

     (h) An annual bonus as set forth in this agreement as set forth in Section 5 of this Agreement (the "Annual Bonus").

5. ANNUAL BONUS
   ------------
In May of each year commencing in 2003, you shall be awarded an annual bonus based on the achievement of specific goals in the previous Fiscal Year. The annual bonus to be awarded in May shall be based upon the following performance goals.

If the company achieves .50 per share in the fiscal years covered by this contract the bonus is computed as follows: Base .50* bonus amounts to $25,000 and for each .01 earning per share an additional $2500 to be added to the base of the $25,000 mentioned above.

*Subject to recalculation of earnings per share as the result of the implementation of SFAS 128 (earning per share).

The earnings per share shall be the earnings per share of common stock of the Company as determined by the Company's independent auditors as set forth in the annual audited financial statements and reported to the Company's shareholders. If during the fiscal year commencing February 1, 2003 the Company acquires all of the stock and/or assets of a separate business entity or divests itself of one or more subsidiaries or is involved in a recapitalization or other public offering of the Company's securities, then in that event the amount of the annual bonus will be appropriately adjusted to reflect such change or changes. The adjustment to the annual bonus and any additional discretionary bonus will be made by the Compensation Committee of the Board of Directors of the Company.

The decision of the Compensation Committee of the Board of Directors as to any matter relating to the annual bonus shall be final, binding and conclusive and shall not be subject to any further review.

6. NON-COMPETITION
   ---------------
During the term of this Agreement and for one year thereafter you shall not either directly or indirectly as an agent, employee, partner stockholder, director, investor or otherwise engage in any activities in competition with the activities of the Company.

7. CONFIDENTIALITY
   ---------------
Except as require in your duties to the Company you shall not at any time during your employment and for a period of twelve months thereafter, directly or indirectly, use or disclose any confidential information relating to the Company or its business which is disclosed to you or known by you as a consequence of or through your employment by the Company. As used in this Agreement, "confidential information" means any information relating to the business of the Company which is not publicly known or readily ascertainable by proper means.

8. CHANGE IN CONTROL
   -----------------
Upon the occurrence of a change in control (as hereinafter defined) you shall have the right to terminate at your option this agreement within 30 days after the occurrence of such change in control (provided such thirty day period shall not begin to run until you have actual knowledge of the change in control). Upon the effective date of such termination, you shall be entitled to receive a lump sum severance payment in an amount equal to the greater of the present value (determined by applying a discount factor of 6% effective annual interest rate) of (i) the balance of your Base Salary of the Term of the Agreement, plus your estimated Annual Bonus for the fiscal year in which such termination occurs, or
(ii) two times your Base Salary, plus your estimated Annual Bonus for the fiscal year in which such termination occurs. The estimated amount of your Annual Bonus in this Agreement for the fiscal year during which the termination occurs shall be determined in good faith by the Compensation Committee of the Board of Directors of the Company based upon the Company's results of operations for the partial fiscal year through the effective date of the termination and the Company's historical results of operations.

A "change of control" shall have occurred (i) upon any person or group becoming directly or indirectly, the beneficial owner of 50% or more of the Company's then outstanding securities or (ii) upon the disposition by the Company (whether direct or indirect by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of the company's business and/or assets.

For purposes of this paragraph, "person" means such term as used in Section 13(d) (1) of the Securities Exchange Act of 1934 (the "1934 Act"); "beneficial owner" means such term as defined in Rule 13d-3 of the SEC under the 1934 Act; and "group" means such term as defined in Section 13(d) (3) of the 1934 Act.

In the event of a disposition by the Company (where direct or indirect by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets the Company will require any successor to expressly assume and agree to perform this agreement in the same manner and to the same extent that the company would be required to perform, if no such disposition had taken place.

9. TERMINATION
   -----------
You or the Company may terminate your employment prior to the end of the Term for any reason upon written notice to the other party in accordance with the following provisions;

     a) Termination of Employment for Cause or Without Good Reason. If, before
        -----------------------------------------------------------
the end of the Term, the Company terminates your employment for Cause (as defined below) or you quit without Good Reason (as defined below), the Company shall pay you, within thirty days of such termination, (i) that portion of your Base Salary which is accrued but unpaid as of the date of such termination and
(ii) any other benefits accrued prior to the date of termination under this Agreement but you will not be entitled to receive any portion of your Annual Bonus for one year in which said termination shall set forth the effective date of your termination (which shall not be prior to the date such notice is delivered) and a reasonable detailed description of the facts and circumstances giving rise to the Cause for termination."

     "Cause" means a written finding by the Board or the Company, acting through an authorized officer, that you were convicted of, or entered a plea of nolo contendere to a charge of, committing a felony involving moral turpitude or you were grossly negligent in performing your duties and responsibilities (other than on account of "total disability" as referred to in sub-Paragraph (c) below), or that you committed an act of fraud, embezzlement, or gross neglect of duty. Cause shall not mean (i) the exercise of bad judgment alone, (ii) negligence not amounting to gross negligence (iii) any act or omission believed by you in good faith to have been in or not opposed to the interest of the company (without intent of you to gain therefrom directly or indirectly, a profit to which you were not legally entitled), or (iv) any act or omission with respect to which notice of the termination of your employment is given to you more than 12 months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

"Good Reason" means any of the following events: (i) the assignment to you of any duties materially and adversely inconsistent with your position responsibilities duties, or officerships, as required under Section 3 hereof,
(ii) the liquidation or dissolution of the company, (iii) any material breach by the Company of the provisions of this Agreement, or (iv) the Company's requiring, without your written consent, that you be based in an office or location other than the Company's principal business location at Ronkonkoma, New York.

     b) Death. Your employment shall terminate on the date of your death. Your Base Salary (as in effect on the date of death) shall continue through the last day of the month in which your death occurs. Payment of your Base Salary shall be made to your estate or your beneficiary as designated in writing to the Company. Your estate or designated beneficiaries as applicable, shall also receive a pro-rata portion of the Annual Bonus, if any, determined for the fiscal year up to and including the date of death which shall be determined in good faith by the compensation Committee of the Board of Directors. Your beneficiaries shall also be entitled to all other benefits generally paid by the company on an employee's death.

     c) Total Disability. Your employment shall terminate if you become totally disabled. You shall be deemed to be totally disabled if you are unable, for any reason, to substantially perform your duties to the Company for a period of (ninety consecutive days). In the event of your Total Disability, you shall receive 100% of your Base Salary for the greater of (i) the remainder of the

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Term of this Agreement or (ii) one year. Such amount shall be reduced by the amount of any disability insurance.

     d) Termination Without Cause or Good Reason. If, before the end of the
        -----------------------------------------
Term, the company terminates your employment without Cause or you quit wit Good Reason, the Company shall:

     (i) Pay you within 10 days of the termination of your employment, a lump sum amount equal to the then present value of your Base Salary (as in effect on the date of your termination) though the remainder of the Term, determined by applying a discount factor of 6% effective annual interest rate.

     (ii) Pay you within 10days of the termination of your employment, a lump sum amount equal to a pro-rata portion of the Annual Bonus, if any, that you would have received for the fiscal year in which such termination occurs determined in good faith by the Compensation Committee of the Board of Directors.

     (iii) Pay you within 10 days of the termination of your employment, a slump sum amount equal to the present value of (three) times your Base Salary (as in effect of the date of your termination), determined by applying a discount factor of 6% effective annual interest rate.

     (iv) Continue to provide to you for a period equal to the greater of (i) the remainder of the Term of this Agreement or (ii) one year, benefits under any of the following welfare benefit programs of the company as in effect from time to time during the Term of this Agreement: long term disability insurance, life insurance, accidental death and dismemberment insurance and health and major medical benefits, pursuant to COBRA.

10.TAX GROSS-UP
   ------------
If is determined that as a result of any payments provided to you under this Agreement, you will incur an excise tax under Section 4999 of the Internal Revenue Code on "excess parachute payments" or any similar tax payable under any federal, state, local or other law, as a result of payments made to you under this Agreement, then the Company shall pay to you an amount necessary to reimburse you for such excise taxes and the tax due on such reimbursement payments. All determinations and payments hereunder shall be made in adequate time to permit you to prepare and file your individual tax returns in a timely fashion.

11.MITIGATION
   ----------
In no event shall you, subsequent to the termination of your employment, be obligated to seek other employment arrangements or take any other action by way of mitigation of the amounts payable to you under and provision of this Agreement, nor shall the amount of any payment, hereunder be reduced by any compensation earned by you as a result of a subsequent contract with or employment by another employer.


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12.ASSIGNMENT AND SUCCESSORS
   -------------------------
The rights and obligations of the company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the company. This Agreement may not be assigned by the Company unless the assignee or successor (as the case may be) expressly assumes the Company's obligations hereunder in writing or unless, in the opinion of counsel for the company addressed to you, the obligations of the Company by operation of law. In the event of a successor to the Company or the assignment of the Agreement the term "Company" as used herein shall include any such successor or assignee.

13.CONSTRUCTION
   ------------
This Agreement shall be interpreted and construed in accordance with the laws of the State of New York without regard to its choice of law principles. In case of any dispute or disagreement arising out of or connected with this Agreement, the parties hereto hereby agree to resolve such dispute or disagreement in a court of competent jurisdiction within the State of New York. The Company shall reimburse you for all reasonable legal fees and expenses incurred by you in an effort to establish entitlement to fees and benefits under this Agreement. If you do not prevail (after exhaustion of all available judicial remedies), and a court of competent jurisdiction decides that you had no reasonable basis for bringing you action or there was an absence of good faith for bring your action no further reimbursement for legal fees and expenses shall be due to you and you shall repay the Company for any amounts previously paid by the Company. It is understood that in all events, the Company shall be responsible for its own legal fees and expenses incurred for any action brought hereunder.

14.NOTICES
   -------
Any notices required to begin under this Agreement shall unless otherwise agreed to by you and the Company be in writing and by certified mail, return receipt requested and mailed to the Company at its headquarters at 711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410 or to you at your home address at 34 Riverview Terrace, Smithtown, NY 11787.

15.WAIVER OR MODIFICATION
   ----------------------
No waiver or modification in whole or in part of this agreement or any term or condition hereof shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or right or power by any party on one occasion shall not be construed as a waiver of or a bar to the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

16.SEPARABILITY
   ------------
Any provision of this agreement which is unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without effecting the remaining provisions hereof, which shall continue in full force and effect. The unenforceability or invalidity of any provision of the agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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17.HEADINGS
   --------

The headings contained in this agreement are for convenience only and shall not effect, restrict or modify the interpretation this agreement.


                                                     LAKELAND INDUSTRIES, INC.



/s/ Raymond J. Smith                                 /s/ John J. Collins
---------------------                                ----------------------
Raymond J. Smith                                     By:  John J. Collins
President

                                                     /s/ Eric O.Hallman
                                                     ----------------------
                                                     By:  Eric O. Hallman


                                                     /s/ W. James Raleigh
                                                     ----------------------
                                                     By:  W. James Raleigh

                                                     Board of Directors
                                                     Compensation Committee